Shutterfly Announces Fourth Quarter and Full Year 2018 Financial Results

REDWOOD CITY, California, February 5, 2019 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was a transformational year for Shutterfly, with the Lifetouch acquisition almost doubling the size of the company, and ending 2018 with $2 billion of Non-GAAP net revenue,” said Christopher North, President and Chief Executive Officer. “We articulated a unique value proposition for our customers going forward: together, Shutterfly and Lifetouch will help customers capture, preserve, and share the most important memories in their lives, bringing Shutterfly’s strengths as the leader in personalized photo-based products coupled with photo storage, together with Lifetouch’s strengths as the leader in school and family photography, to create the only end-to-end memory solution for families. In doing so, we’ve significantly increased our potential to create shareholder value. Looking forward, value creation will come from continuing to drive growth in all three of our divisions, from delivering substantial cost and revenue synergies from the Lifetouch integration, and from returning capital to shareholders.”

“Our results in the fourth quarter were mixed, with strong performance in Shutterfly Business Solutions and solid performance in Lifetouch offset by disappointing performance in Shutterfly Consumer, which had lower than expected growth of 1%.”

Please see the Company’s other two press releases issued today. The first announces that the Board of Directors has formed a Strategic Review Committee and retained a financial advisor, as it continues an ongoing review of strategic and financial alternatives. The second announces that Christopher North, President and CEO, will be stepping down at the end of August 2019, and that the Board of Directors has engaged an executive search firm to identify candidates to succeed him.

Fourth Quarter 2018 Financial Highlights

GAAP net revenue was $950 million. Shutterfly Consumer segment net revenue totaled $528 million, a 1% year-over-year increase. Lifetouch segment net revenue was $348 million. Shutterfly Business Solutions segment net revenue totaled $74 million, a 3% year-over-year increase. GAAP operating income totaled $259 million. Net income was $178 million or $5.19 per share.

Non-GAAP net revenue, excluding purchase accounting adjustments related to the deferred revenue write-down, was $952 million, a 60% year-over-year increase driven by the Lifetouch acquisition. Non-GAAP Lifetouch segment net revenue was $350 million. Normalized operating income, excluding restructuring, acquisition-related charges and purchase accounting adjustments related to the deferred rent and deferred revenue write-down, was $264 million. Normalized net income was $187 million. Adjusted EBITDA was $320 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Information.”

Full Year 2018 Financial Highlights

GAAP net revenue was $1,962 million. Shutterfly Consumer segment net revenue totaled $972 million, a 3% year-over-year decrease, as 3% organic Shutterfly Brand growth was offset by lost revenue from the brands and websites the Company shuttered in the 2017 platform consolidation, and a year-over-year decline in the TinyPrints Boutique. Lifetouch segment net revenue was $759 million. Shutterfly Business Solutions segment net revenue totaled $231 million, a 19% year-over-year increase. GAAP operating income totaled $115 million. Net income was $50 million or $1.45 per share.

Non-GAAP net revenue, excluding purchase accounting adjustments related to the deferred revenue write-down, was $2,001 million, a 68% year-over-year increase driven by the Lifetouch acquisition. Non-GAAP Lifetouch segment net revenue was $799 million. Normalized operating income, excluding restructuring, acquisition-related charges and purchase accounting adjustments related to inventory, deferred rent and the deferred revenue write-down, was $186 million. Normalized net income was $106 million. Adjusted EBITDA was $385 million.

Project Aspen

In the fourth quarter of 2018, the Company further developed its long-term plans to establish a single, next-generation manufacturing platform serving Shutterfly Consumer, Lifetouch and SBS, an initiative the Company refers to as Project Aspen. Project Aspen will yield a total of approximately $130 million in cash savings over the next five years, with annual run-rate savings from manufacturing operations of approximately $35 million from 2022 onward. In addition, while Project Aspen requires net investment in 2019, it will deliver net cash savings in every year beginning in 2020. In the first phase of Project Aspen, the Company will close four legacy Lifetouch facilities, including the two sites previously announced, and two additional facility closures announced today: Chico, California and Chattanooga, Tennessee, both of which will close in the second half of 2019. The Company will also open a new 237,000 square foot facility in Texas, in the first half of 2020, which will serve both Lifetouch and Shutterfly. Further details about Project Aspen will be shared as it progresses.

Adjusted EBITDA Target Update

The revenue and cost synergies from the Lifetouch acquisition are expected to generate between $67 million and $75 million of incremental annual Adjusted EBITDA in the next three years. The Company is updating the previously communicated 2020 Adjusted EBITDA target of $450 million for two reasons. First, the Company had lower-than-expected Shutterfly Consumer growth in the fourth quarter of 2018 and has moderated Shutterfly Consumer growth expectations in the near term. Second, while Project Aspen is expected to generate greater run-rate savings, it will also delay some of our 2020 cost synergies by one year. The Company now expects to achieve between $400 million and $450 million of Adjusted EBITDA in 2021 as follows:

	2021 Adjusted EBITDA Range[1]
	Low-end	High-end
FY19 Guidance range	$315	$340
Incremental manufacturing cost synergies (between 2019 and 2021)	24	24
Reduced integration costs (between 2019 and 2021)	18	18
	357	382

Baseline revenue growth (2020 and 2021)[2]	19	35
Revenue synergies (2020 and 2021)[3]	25	33
2021 Adjusted EBITDA range	$400	$450

[1] The Company's 2021 Adjusted EBITDA outlook is composed entirely of non-GAAP measures. The Company considers it unreasonably difficult to reconcile its outlook to comparable GAAP measures.
[2] Baseline revenue growth rate 3%-5% per year.
[3] Assumes $50 million - $65 million of revenue synergies at a 50% contribution margin.

Capital Update

Cash, cash equivalents, and investments as of December 31, 2018 totaled $566 million. In January 2019, as anticipated, the Company repaid $200 million of Term Loan B debt that was used to finance the acquisition of Lifetouch. The Company ended January with cash, cash equivalents, and investments of approximately $225 million, down from December 31, 2018, driven by the debt repayment, and working capital used to pay vendors and suppliers used in the fourth quarter.

The Board and management have also reviewed Shutterfly’s capital structure, including appropriate leverage levels and potential share buybacks. In the first quarter of 2019, the Company paid down $200 million of debt, consistent with its previous commitment to retain a BB debt rating, while remaining compliant with its debt covenants. As part of this review, the Company affirmed its objective of maintaining gross leverage of 2.5-3.0x Adjusted EBITDA on an annual basis, and to return cash in excess of our operating and financing needs to shareholders in the form of share repurchases, within the parameters of appropriate cash management that meets the needs of Shutterfly’s highly seasonal business, where substantially all of the Company’s cash flow is generated in the last four months of the year. Currently, management believes it will be in position to begin executing on a capital return plan during the fourth quarter of 2019.

Impact of New Lease Accounting Standard

The new lease accounting standard, ASC 842 (Leases) is effective for the Company on January 1, 2019. The Company is finalizing the evaluation of the effects to the Company’s Consolidated Financial Statements and disclosure. The Company expects the most significant impact relates to the leases designated as operating leases that will be recognized as right-of-use assets and corresponding lease liabilities on its Consolidated Balance Sheets upon adoption. Additionally, the Company derecognized its build-to-suit leases upon adoption of ASC 842. Post adoption of

ASC 842, the Company's build-to-suit leases will be accounted for as operating leases and will be recorded as right-of-use assets and lease liabilities, with lease expense recorded in the income statement. Prior to adoption of ASC 842, the Company’s build-to-suit leases were recorded as assets and financing obligations, with depreciation expense and interest expense recorded in the income statement, respectively. As a result, the Company expects that its Adjusted EBITDA in 2019 will be negatively impacted by approximately $5.0 million from the change in accounting treatment related to the Company’s build-to-suit leases.

Business Outlook[1][2]

Full Year 2019:

•Net revenue to range from $2,130 million to $2,210 million
•Shutterfly Consumer net revenue to range from $975 million to $1,025 million
•Lifetouch net revenue to range from $915 million to $935 million
•SBS net revenue to range from $240 million to $250 million
•Gross profit margin to range from 51.4% to 51.7% of net revenue
•Operating income to range from $76 million to $101 million
•Effective tax rate of 28.0%
•Net income per share to range from $0.55 to $1.06
•Weighted average shares of approximately 34.8 million
•Adjusted EBITDA to range from $315 million to $340 million
•Capital expenditures to range from $125 million to $130 million

First Quarter 2019:

•Net revenue to range from $317 million to $328 million
•Shutterfly Consumer net revenue to range from $146 million to $150 million
•Lifetouch net revenue to range from $126 million to $130 million
•SBS net revenue to range from $45 million to $48 million
•Gross profit margin to range from 35.8% to 36.7% of net revenue
•Operating loss to range from $102 million to $107 million
•Effective tax rate of 27.0%
•Net loss per share to range from $2.49 to $2.59
•Weighted average shares of approximately 33.9 million
•Adjusted EBITDA loss to range from $43 million to $48 million

[1] Excludes any costs related to executive transition, the strategic review, the facility closures in 2019, and any non-recurring charges related to the $200 million debt repayment made in January 2019. It also excludes any proceeds from the sale of existing facilities.
[2] The Company's business outlook is composed entirely of non-GAAP measures. The Company considers it unreasonably difficult to reconcile its outlook to comparable GAAP measures.

Notes to the Fourth Quarter and Full Year 2018 Financial Results and Operating Metrics and 2019 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, restructuring and acquisition-related costs.
The Company expanded segment reporting in the second quarter of 2018, which now includes segment margin. Segment reporting continues to report net revenue and cost of net revenue, consistent with previous reporting, but now it also includes technology and development, sales and marketing, and credit card fees, arriving at a margin for the segment. The margin of the Company's three segments compares to non-GAAP operating income by adding corporate expenses, amortization of intangible assets, stock-based compensation, and other non-recurring items including restructuring and acquisition-related charges.
Shutterfly Consumer segment includes sales from the Shutterfly brand, the Tiny Prints boutique and BorrowLenses, and are derived from the sale of a variety of products such as, professionally-bound photo books, cards and stationery, custom home décor products and unique photo gifts, calendars and prints, and the related shipping revenue, as well as rental revenue from the BorrowLenses brand. Consumer also includes revenue from advertising displayed on the Company’s website.
Lifetouch segment includes net revenue from professional photography services for schools, preschools and churches, as well as retail studios operated by Lifetouch under the JCPenney Portrait brand.
Shutterfly Business Solutions ("SBS") segment includes net revenue from personalized direct marketing and other end-consumer communications as well as just-in-time, inventory-free printing for the Company's business customers.
Average Order Value ("AOV") is defined as total net revenue (excluding Lifetouch and SBS) divided by total orders.
The financial guidance herein replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Fourth Quarter Conference Call
Management will review the fourth quarter and full year 2018 financial results and its expectations for the first quarter and full year 2019 on a conference call on Tuesday, February 5, 2019 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (844) 763-8274 or (412) 717-9224, and ask to be to be joined into the Shutterfly call. The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section. A replay of the conference call will be available through Tuesday, February, 19, 2019. To hear the replay, please dial (877) 344-7529 or (412) 317-0088 and enter access code 10127959.

Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP net revenue, non-GAAP Lifetouch segment net revenue, normalized operating income (loss), net income (loss), net income (loss) per share and adjusted EBITDA. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

The Company believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, net revenue, operating income (loss), net income (loss), or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's Securities and Exchange Commission (“SEC”) filings, including the most recent Form 10-K and Form 10-Q, which are available on the SEC's website at www.sec.gov.

The Company has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, where possible, except that the Company has not reconciled its first quarter and full year 2019 guidance, and its updated 2021 non-GAAP Adjusted EBITDA bridge to comparable GAAP measures at this stage of the process because it is unreasonably difficult to provide guidance for stock-based compensation expense; capitalization and amortization of internal-use software; costs related to executive transition, the strategic review, the facility closures in 2019, any non-recurring charges related to the $200 million debt repayment made in January 2019; and proceeds from the sale of existing facilities, which are reconciling items between GAAP measures and non-GAAP measures. The factors that may impact future stock-based compensation expense; capitalization and amortization of internal-use software; costs related to executive transition; the strategic review; the facility closures in 2019; and the proceeds from the sale of existing facilities are out of the Company's control and/or cannot be reasonably predicted, and therefore the Company is unable to provide such guidance without unreasonable effort. These factors include the Company's market capitalization and related volatility of its stock price; its inability to project the cost or scope of internally produced software; its inability to estimate the charges related to the facility closures in 2019 and the proceeds from the sale of existing facilities; its ability to attract new management personnel; and the lack of assurance that the review of strategic alternatives will result in a transaction or other outcome.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding expected cash flow generation in each of the Company's three segments; the Company’s belief it can offer a complete memory solution; the Company's expectations of opportunities to broaden its value proposition to customers; the Company's expectations to create shareholder value; the Company’s expectations of growing all three divisions and returning capital to shareholders; the Company's expectations of maintaining a certain gross leverage ratio; the Company’s expectations as to the timing of meeting its Adjusted EBITDA target; the Company’s expectations as to the revenues and cost synergies from the Lifetouch acquisition; expectations around the consolidation of production facilities including run-rate savings; expectations around the impact of ASC 842; and the Company's business outlook for the first quarter of 2019 and full year 2019. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; the Company's ability to expand its customer base and increase sales to existing customers; the Company's ability to meet production requirements; the Company’s ability to attract and retain management and other personnel; the Company's ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the Company's business; the Company's ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of the Company's 2017 restructuring activities or of the Lifetouch acquisition; recent and ongoing restructuring activities (including but not limited to those relating to manufacturing consolidation, Lifetouch field operations and the Company's single platform migration); any indications of interest received by Shutterfly; consumer acceptance of the Company's products and services; the Company's ability to develop additional adjacent lines of business; unforeseen changes in expense levels; refining our promotional strategies; competition and the pricing strategies of the Company's competitors, which could lead to pricing pressure; the retention of Lifetouch employees and the Company's ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to the Company's business in general, the Company refers you to the “Risk Factors” section of its SEC filings, including the Company's most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day”, and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc. (Nasdaq: SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Sondra Harding, 650-610-5129 sharding@shutterfly.com

Appendix 1.1
Shutterfly, Inc.
Consolidated Statements of Operations - GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net revenue	$949,966	$593,755	$1,961,820	$1,190,202
Cost of net revenue	377,562	254,218	961,575	619,650
Restructuring	—	—	—	1,475
Gross profit	572,404	339,537	1,000,245	569,077
Operating expenses:
Technology and development	49,342	43,415	177,001	168,383
Sales and marketing	202,095	78,503	505,833	197,708
General and administrative[1]	60,290	38,597	197,340	117,797
Capital lease termination	—	—	—	8,098
Restructuring[2]	1,667	—	4,618	15,491
Total operating expenses	313,394	160,515	884,792	507,477
Income from operations	259,010	179,022	115,453	61,600
Interest expense	(17,176)	(9,219)	(61,239)	(27,836)
Interest and other income, net	1,278	794	5,444	1,481
Income before income taxes	243,112	170,597	59,658	35,245
Provision for income taxes	(65,496)	(58,873)	(9,262)	(5,160)
Net income	$177,616	$111,724	$50,396	$30,085

Net income per share:
Basic	$5.28	$3.45	$1.52	$0.91
Diluted	$5.19	$3.37	$1.45	$0.88
Weighted average shares outstanding:
Basic	33,614	32,372	33,258	33,113
Diluted	34,218	33,114	34,832	34,106

Stock-based compensation is allocated as follows:
Cost of net revenue	$973	$1,055	$3,824	$4,339
Technology and development	2,445	2,391	9,990	9,778
Sales and marketing	3,287	3,211	12,790	12,229
General and administrative	5,695	4,206	21,117	17,227
Restructuring	—	—	—	814
	$12,400	$10,863	$47,721	$44,387

Depreciation and amortization is allocated as follows:
Cost of net revenue	$25,645	$15,682	$87,563	$60,415
Technology and development	6,881	6,935	26,721	28,457
Sales and marketing	9,786	2,122	31,002	10,393
General and administrative	1,571	985	5,841	4,597
Restructuring	805	—	805	5,999
	$44,688	$25,724	$151,932	$109,861
[1] The General and administrative expenses of $60 million and $197 million for the three and twelve months ended December 31, 2018, respectively, include $0.6 million  and $16 million, respectively, of acquisition-related charges.
[2] The exit of iMemories business in the second quarter of 2018 and the planned closure of two Lifetouch facilities in the fourth quarter of 2018 resulted in restructuring charges of $1.7 million and $4.6 million in the three and twelve months ended December 31, 2018, respectively.

Appendix 1.2
Shutterfly, Inc.
Consolidated Balance Sheets - GAAP
(In thousands, except par value amounts)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$521,567	$489,894
Short-term investments	34,011	178,021
Accounts receivable, net	87,023	82,317
Inventories	18,015	11,019
Prepaid expenses and other current assets	66,961	41,383
Total current assets	727,577	802,634
Long-term investments	10,808	9,242
Property and equipment, net	381,018	266,860
Intangible assets, net	316,154	29,671
Goodwill	843,607	408,975
Other assets	23,045	17,418
Total assets	$2,302,209	$1,534,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$14,203	$297,054
Accounts payable	105,407	91,473
Accrued liabilities	226,445	159,248
Deferred revenue, current portion	57,319	24,649
Total current liabilities	403,374	572,424
Long-term debt	1,090,442	292,457
Other liabilities	134,027	119,195
Total liabilities	1,627,843	984,076
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,673 and 32,297 shares issued and outstanding on December 31, 2018 and 2017, respectively	3	3
Additional paid-in capital	1,065,531	996,301
Accumulated other comprehensive income	1,592	1,778
Accumulated deficit	(392,760)	(447,358)
Total stockholders' equity	674,366	550,724
Total liabilities and stockholders' equity	$2,302,209	$1,534,800

Appendix 1.3
Shutterfly, Inc.
Consolidated Statements of Cash Flows - GAAP
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$50,396	$30,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,703	88,946
Amortization of intangible assets	40,424	14,916
Amortization of debt discount and issuance costs	8,792	15,508
Repayment of convertible senior notes attributable to debt discount	(63,510)	—
Stock-based compensation	47,721	43,573
(Gain) loss on disposal of property and equipment	(252)	1,141
Deferred income taxes	5,630	(161)
Restructuring	2,418	10,882
Other	(528)	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	2,937	(24,952)
Inventories	12,766	(743)
Prepaid expenses and other assets	5,680	5,603
Accounts payable	4,223	32,189
Accrued and other liabilities	(25,474)	22,537
Net cash provided by operating activities	201,926	239,524
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(890,204)	—
Purchases of property and equipment	(41,396)	(36,745)
Capitalization of software and website development costs	(45,878)	(34,006)
Purchases of investments	(9,523)	(205,466)
Proceeds from the maturities of investments	206,231	45,257
Proceeds from the sales of investments	46,879	13,874
Proceeds from sale of property and equipment	2,976	21,724
Net cash used in investing activities	(730,915)	(195,362)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	20,166	677
Repurchases of common stock	—	(110,000)
Principal payments of borrowings	(246,052)	—
Principal payments of capital lease and financing obligations	(19,032)	(29,380)
Proceeds from borrowings, net of issuance costs	806,652	295,211
Net cash provided by financing activities	561,734	156,508
Effect of exchange rate changes on cash and cash equivalents	(1,072)	—
Net increase in cash and cash equivalents	31,673	200,670
Cash and cash equivalents, beginning of period	489,894	289,224
Cash and cash equivalents, end of period	$521,567	$489,894

Supplemental schedule of non-cash investing / financing activities:
Net increase in accrued purchases of property and equipment	$1,607	$2,693
Net increase (decrease) in accrued capitalized software and website development costs	69	(396)
Stock-based compensation capitalized with software and website development costs	1,345	1,373
Property and equipment acquired under capital leases	5,611	19,145

Appendix 1.4
Shutterfly, Inc.
Shutterfly Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended		Twelve Month Ended
	December 31,		December 31,
	2018	2017	2018	2017
Shutterfly Consumer Metrics
Customers [1]	6,066,885	6,110,833	9,766,578	10,048,431
year-over-year change	(1)%		(3)%

Orders	9,769,375	10,463,752	23,625,789	26,328,121
year-over-year change	(7)%		(10)%

Average order value [2]	$54.03	$49.87	$41.13	$37.87
year-over-year change	8%		9%

[1] An active customer is defined as one that has transacted in the last trailing twelve months.
[2] Average order value excludes Lifetouch and SBS revenue.

Appendix 1.5
Shutterfly, Inc.
Shutterfly Consumer Net Revenue by Brand
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2018	2018	2017	2018

Shutterfly Consumer net revenue
Shutterfly Brand Core	$97,368	$104,779	$87,398	$372,136	$114,087	$116,808	$86,237	$372,567	$661,682	$689,700
Shutterfly Brand PGHD	26,535	35,129	28,485	92,411	28,577	37,373	29,227	$105,966	182,560	201,143
Tiny Prints Boutique	—	—	1,942	48,932	2,103	1,397	1,490	40,566	50,874	45,556
Tiny Prints [1]	10,465	12,917	—	—	—	—	—	—	23,382	—
Wedding Paper Divas [2]	14,290	11,365	8,523	—	—	—	—	—	34,178	—
MyPublisher [3]	4,936	6,056	—	—	—	—	—	—	10,992	—
Other	7,051	8,844	9,070	8,330	7,292	9,425	9,934	8,779	33,295	35,430
Total	$160,645	$179,090	$135,418	$521,809	$152,059	$165,003	$126,888	$527,878	$996,963	$971,829

[1] Tiny Prints website shut down on June 28, 2017.
[2] Wedding Paper Divas website shut down on September 13, 2017.
[3] MyPublisher website shut down on May 15, 2017.

Appendix 2.1
Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

The Company expanded segment reporting, which now includes segment margin. Segment reporting continues to report net revenue and cost of net revenue, consistent with previous reporting, but now it also includes technology and development, sales and marketing, and credit card fees, arriving at a margin for the segment. The margin of the Company's three segments compares to non-GAAP operating income by adding corporate expenses, amortization of intangible assets, stock-based compensation, and other non-recurring items including restructuring and acquisition-related charges.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Shutterfly Consumer:
Net revenue	$527,878	$521,809	$971,829	$996,963
Cost of net revenue	200,285	193,320	452,226	456,665
Technology and development	32,740	36,019	124,670	140,698
Sales and marketing	78,943	71,732	168,442	170,687
Credit card fees	12,997	12,936	25,072	25,645
Margin[1]	$202,913	$207,802	$201,419	$203,268
Margin %	38.4%	39.8%	20.7%	20.4%

Lifetouch[2]:
Net revenue[3]	$349,736	$—	$798,718	$—
Cost of net revenue[4]	114,131	—	299,467	—
Technology and development	7,461	—	21,711	—
Sales and marketing	108,925	—	288,578	—
Credit card fees	4,470	—	8,951	—
Margin[1]	$114,749	$—	$180,011	$—
Margin %	32.8%	—%	22.5%	—%

Shutterfly Business Solutions:
Net revenue	$74,358	$71,946	$230,588	$193,239
Cost of net revenue	59,899	58,812	187,392	154,068
Technology and development	3,430	5,006	13,614	17,907
Sales and marketing	1,525	1,444	6,067	4,476
Margin[1]	$9,504	$6,684	$23,515	$16,788
Margin %	12.8%	9.3%	10.2%	8.7%

Consolidated Segments:
Net revenue[3]	$951,972	$593,755	$2,001,135	$1,190,202
Cost of net revenue[4]	374,315	252,132	939,085	610,733
Technology and development	43,631	41,025	159,995	158,605
Sales and marketing	189,393	73,176	463,087	175,163
Credit card fees	17,467	12,936	34,023	25,645
Margin[1]	$327,166	$214,486	$404,945	$220,056
Margin %	34.4%	36.1%	20.2%	18.5%
[1] The margins reported reflect only costs that are directly attributable or allocable to a specific segment and exclude corporate expenses, amortization of intangible assets, stock-based compensation and other non-recurring charges.
[2] The Company acquired Lifetouch on April 2, 2018.
[3] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Segment reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[4] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.

The following table reconciles operating segment margin to total operating income, operating segment net revenue to total net revenue, and operating segment cost of net revenue to total cost of net revenue:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Total margin for operating segments	$327,166	$214,486	$404,945	$220,056
Purchase accounting deferred revenue adjustment[1]	(2,006)	—	(39,315)	—
Purchase accounting inventory adjustment[2]	—	—	(10,931)	—
Purchase accounting deferred rent adjustment[3]	(292)	—	(292)	—
Corporate expenses[4]	(38,519)	(21,454)	(130,642)	(74,903)
Amortization of intangible assets	(12,700)	(3,147)	(40,424)	(14,916)
Stock-based compensation for operating segments	(12,400)	(10,863)	(47,721)	(43,573)
Restructuring	(1,667)	—	(4,618)	(16,966)
Acquisition-related charges	(572)	—	(15,549)	—
Capital lease termination	—	—	—	(8,098)
Operating income	$259,010	$179,022	$115,453	$61,600
Operating margin	27.3%	30.2%	5.9%	5.2%

Total net revenue for all operating segments	$951,972	$593,755	$2,001,135	$1,190,202
Purchase accounting deferred revenue adjustment[1]	(2,006)	—	(39,315)	—
Total net revenue	$949,966	$593,755	$1,961,820	$1,190,202

Total cost of net revenue for all operating segments	$374,315	$252,132	$939,085	$610,733
Purchase accounting inventory adjustment[2]	—	—	10,931	—
Stock-based compensation for cost of net revenue	973	1,055	3,824	4,339
Amortization of intangible assets for cost of net revenue	2,274	1,031	7,735	4,578
Total cost of net revenue	$377,562	$254,218	$961,575	$619,650

[1] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Segment reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.
[3] Segment reporting excludes this purchase accounting adjustment for deferred rent.
[4] Corporate expenses include activities that are not directly attributable or allocable to a specific segment. This category consists primarily of expenses related to certain functions performed at the corporate level such as non-manufacturing facilities, human resources, finance and accounting, legal, information technology, integration, etc.

Appendix 3.1
Shutterfly, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended					Three Months Ended
	December 31, 2018					December 31, 2018
	GAAP Income	Non-GAAP		Non-recurring		Normalized
	Statement	Adjustments		Adjustments		Non-GAAP
Net revenue:
Shutterfly Consumer	$527,878					$527,878
Lifetouch	347,730	2,006	[1]			349,736
Shutterfly Business Solutions	74,358					74,358
Total net revenue	949,966	2,006				951,972
Cost of net revenue	377,562					377,562
Gross profit	572,404	2,006				574,410
Gross profit margin	60.3%					60.3%

Operating expenses:
Technology and development	49,342					49,342
Sales and marketing	202,095	(217)	[5]			201,878
General and administrative	60,290	(75)	[5]	(572)	[3]	59,643
Restructuring	1,667			(1,667)		—
Total operating expenses	313,394	(292)		(2,239)		310,863
Operating income	259,010	2,298		2,239		263,547
Operating margin	27.3%					27.7%

Interest expense	(17,176)					(17,176)
Interest and other income, net	1,278					1,278
Income before income taxes	243,112	2,298		2,239		247,649
Provision for income taxes	(65,496)					(60,446)
Net income	$177,616					$187,203

Net income per share:
Basic	$5.28					$5.57
Diluted	$5.19					$5.47
Weighted-average shares outstanding:
Basic	33,614					33,614
Diluted	34,218					34,218

Operating income	$259,010					$263,547
Stock-based compensation	12,400					12,400
Amortization of intangible assets	12,700					12,700
Depreciation	31,988			(805)		31,183
Adjusted EBITDA						$319,830
Adjusted EBITDA margin						33.6%

	Twelve Months Ended					Twelve Months Ended
	December 31, 2018					December 31, 2018
	GAAP Income	Non-GAAP		Non-recurring		Normalized
	Statement	Adjustments		Adjustments		Non-GAAP
Net revenue:
Shutterfly Consumer	$971,829					$971,829
Lifetouch	759,403	39,315	[1]			798,718
Shutterfly Business Solutions	230,588					230,588
Total net revenue	1,961,820	39,315				2,001,135
Cost of net revenue	961,575	(10,931)	[2]			950,644
Gross profit	1,000,245	50,246				1,050,491
Gross profit margin	51.0%					52.5%

Operating expenses:
Technology and development	177,001					177,001
Sales and marketing	505,833	(217)	[5]			505,616
General and administrative	197,340	(75)	[5]	(15,549)	[3]	181,716
Restructuring	4,618			(4,618)	[4]	—
Total operating expenses	884,792	(292)		(20,167)		864,333
Operating income	115,453	50,538		20,167		186,158
Operating margin	5.9%					9.3%

Interest expense	(61,239)					(61,239)
Interest and other income, net	5,444					5,444
Income before income taxes	59,658	50,538		20,167		130,363
Provision for income taxes	(9,262)					(24,172)
Net income	$50,396					$106,191

Net income per share - basic
Basic	$1.52					$3.19
Diluted	$1.45					$3.05
Weighted-average shares outstanding:
Basic	33,258					33,258
Diluted	34,832					34,832

Operating income	115,453					186,158
Stock-based compensation	47,721					47,721
Amortization of intangible assets	40,424					40,424
Depreciation	111,508			(805)		110,703
Adjusted EBITDA						$385,006
Adjusted EBITDA margin						19.2%

[1] Yearbook sales and collections for the Lifetouch segment are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter of the fiscal year. Business combination accounting principles require the Company to record the assumed deferred revenue at fair value on the acquisition date measured based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Segment reporting includes this purchase accounting adjustment which primarily relates to yearbook sales in net revenue for the Lifetouch segment.
[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.
[3] Acquisition-related charges for Lifetouch acquisition.
[4] Restructuring charge related to the exit of iMemories and the planned closure of two Lifetouch facilities.
[5] Purchase accounting adjustment of deferred rent related to Lifetouch acquisition.

Appendix 4.1
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2018	2018	2017	2018

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$(26,512)	$(73,543)	$177,616	$30,085	$50,396
Capital lease termination	—	8,098	—	—	—	—	—	—	8,098	—
Restructuring	8,976	4,673	3,317	—	—	2,952	—	1,667	16,966	4,618
Acquisition-related charges	—	—	—	—	4,585	8,000	2,392	572	—	15,549
Purchase accounting adjustments	—	—	—	—	—	44,282	3,958	2,298	—	50,538
Tax benefit impact of non-recurring items	(3,948)	(4,829)	(1,669)	—	(1,185)	(15,171)	(3,603)	5,050	(10,446)	(14,910)
Benefit from 2017 tax reform legislation	—	—	—	(8,875)	—	—	—	—	(8,875)	—
Non-GAAP net income (loss)	$(28,166)	$(14,896)	$(23,959)	$102,849	$(23,765)	$13,551	$(70,796)	$187,203	$35,828	$106,191

GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	33,234	33,470	34,218	34,106	34,832
Non-GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	35,775	33,470	34,218	34,106	34,832

GAAP net income (loss) per share	$(0.98)	$(0.68)	$(0.78)	$3.37	$(0.83)	$(0.80)	$(2.20)	$5.19	$0.88	$1.45
Non-GAAP net income (loss) per share	$(0.84)	$(0.44)	$(0.73)	$3.11	$(0.73)	$0.38	$(2.12)	$5.47	$1.05	$3.05

Appendix 4.2
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec 31,	Dec. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2018	2018	2017	2018

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$(26,512)	$(73,543)	$177,616	$30,085	$50,396
Interest expense	5,964	5,955	6,699	9,219	9,633	17,769	16,660	17,176	27,836	61,239
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,561)	(856)	(1,278)	(1,481)	(5,444)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	(12,607)	(28,797)	65,496	5,160	9,262
Depreciation and amortization	27,364	25,957	24,815	25,724	24,898	40,377	41,970	43,883	103,862	151,127
Stock-based compensation	11,505	10,469	10,736	10,863	11,692	11,697	11,931	12,400	43,573	47,721
Capital lease termination	—	8,098	—	—	—	—	—	—	8,098	—
Restructuring	8,976	4,673	3,317	—	—	2,952	—	1,667	16,966	4,618
Acquisition-related charges	—	—	—	—	4,585	8,000	2,392	572	—	15,549
Purchase accounting adjustments	—	—	—	—	—	44,282	3,958	2,298	—	50,538
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$84,397	$(26,285)	$319,830	$234,099	$385,006

Appendix 4.3
Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2018 [1]	2018	2018	2017	2018

Net cash provided by (used in) operating activities	$(72,386)	$13,672	$(21,945)	$320,183	$(124,332)	$(75,233)	$27,041	$374,450	$239,524	$201,926
Interest expense	5,964	5,955	6,699	9,219	9,633	17,769	16,660	17,176	27,836	61,239
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,561)	(856)	(1,278)	(1,481)	(5,444)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	(12,607)	(28,797)	65,496	5,160	9,262
Changes in operating assets and liabilities	92,194	(2,565)	35,336	(159,600)	142,368	53,888	(45,554)	(150,834)	(34,634)	(132)
Other adjustments	(6,265)	5,377	(2,575)	(13,026)	(8,611)	47,659	(1,129)	11,950	(16,488)	49,868
Cash restructuring	1,108	1,777	2,445	754	—	2,200	—	—	6,084	2,200
Capital lease termination	—	8,098	—	—	—	—	—	—	8,098	—
Acquisition-related charges	—	—	—	—	4,585	8,000	2,392	572	—	15,549
Purchase accounting adjustments	—	—	—	—	—	44,282	3,958	2,298	—	50,538
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$84,397	$(26,285)	$319,830	$234,099	$385,006

[1] During the third quarter of 2018, the Company identified certain amounts attributable to the repayment of accreted interest on its convertible senior notes that were misclassified within the statement of cash flows. This misclassification resulted in a $64 million understatement of net cash used in operating activities with a corresponding understatement of cash provided by financing activities for the second quarter of 2018. The quarterly amounts in the above table have been revised to appropriately reflect such repayment of accreted interest in cash used in operating activities during the second quarter of 2018.

Appendix 5.1
Shutterfly, Inc.
Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance[1][2]
	Three Months Ending March 31, 2019		Twelve Months Ending December 31, 2019
	Low	High	Low	High

Net revenue	$317	$328	$2,130	$2,210
Shutterfly Consumer net revenue	$146	$150	$975	$1,025
Lifetouch net revenue	$126	$130	$915	$935
SBS net revenue	$45	$48	$240	$250

Gross profit	$114	$120	$1,095	$1,143
Gross profit margin	35.8%	36.7%	51.4%	51.7%

Operating income (loss)	($107)	($102)	$76	$101
Operating margin	(33.7)%	(31.1)%	3.6%	4.6%

Operating income (loss)	($107)	($102)	$76	$101
Stock-based compensation	$13	$13	$54	$54
Amortization of intangible assets	$13	$13	$51	$51
Depreciation	$33	$33	$133	$133
Adjusted EBITDA	($48)	($43)	$315	$340
Adjusted EBITDA margin	(15.1)%	(13.1)%	14.8%	15.4%

Capital Expenditures	—	—	$125	$130
Capital expenditures as % of net revenue	—	—	5.9%	5.9%

Tax rate	27.0%	27.0%	28.0%	28.0%

Net income (loss) per share
Basic	($2.59)	($2.49)	—	—
Diluted	—	—	$0.55	$1.06

Weighted average shares
Basic	33.9	33.9	—	—
Diluted	—	—	34.8	34.8

[1] Excludes any costs related to executive transition, the strategic review, the facility closures in 2019, and any non-recurring charges related to the $200 million debt repayment made in January 2019. It also excludes any proceeds from the sale of existing facilities.
[2] The Company's business outlook is composed entirely of non-GAAP measures. The Company considers it unreasonably difficult to reconcile its outlook to comparable GAAP measures.